Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Managed Governments Fund Inc.:

We consent to the use of our report dated September 15, 1998, with respect to the Smith Barney Managed Governments Fund Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.



	KPMG Peat Marwick LLP


New York, New York
November 24, 1998